Exhibit 10

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is made as of June 30, 2020 (the “Second Amendment Effective Date”), by and among MAYVILLE ENGINEERING COMPANY, INC., a Wisconsin corporation (“Borrower”), the lenders party to this Amendment (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

NOW, THEREFORE, IN CONSIDERATION of the recitals and the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, it is hereby agreed that:

ARTICLE I

DEFINITIONS

1.1    Amendment. “Amendment” shall mean this Second Amendment to Amended and Restated Credit Agreement.

1.2    Credit Agreement. “Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of September 26, 2019, by and among the Borrower, the Lenders, and the Administrative Agent, together with the Exhibits and Schedules attached thereto as amended by the First Amendment to Amended and Restated Credit Agreement dated as of January 6, 2020 and effective as of December 31, 2019.

1.3    Other Terms. Unless otherwise defined herein, the other capitalized terms used in this Amendment shall have the definitions in the Credit Agreement.

ARTICLE II

AMENDMENT

The Credit Agreement is amended as follows:

2.1    Section 1.1—Definitions—Applicable Margin. The table contained in the definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

For the fiscal quarter ending on June 30, 2020:

Pricing Level	Consolidated Total Leverage Ratio	LIBOR +	Base Rate +	Commitment Fee
I	Greater than or equal to 2.50	2.00%	1.00%	0.20%
II	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	1.75%	0.75%	0.20%
III	Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	1.50%	0.50%	0.20%
IV	Less than 1.25 to 1.00	1.00%	0.00%	0.20%

For the fiscal quarters ending on and after September 30, 2020:

Pricing Level	Consolidated Total Leverage Ratio	LIBOR +	Base Rate +	Commitment Fee
I	Greater than or equal to 3.50	2.75%	1.75%	0.50%
II	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.50%	1.50%	0.50%
III	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	2.25%	1.25%	0.40%
IV	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	1.75%	0.75%	0.30%
V	Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	1.50%	0.50%	0.25%
VI	Less than 1.25 to 1.00	1.00%	0.00%	0.20%

2.2    Section 1.1—Definitions—LIBOR. The last paragraph contained in the definition of “LIBOR” contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than 0.75% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.

2.3    Section 1.1—Definitions. Section 1.1 of the Credit Agreement is amended by adding or amending and restating, as applicable, the following definitions to read as follows:

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-cash expense component incorporated in ESOP and other stock-based compensation expense recognized for such period, (v) cash fees and expenses paid in connection with the Defiance Acquisition and closing of this Agreement not to exceed $1,750,000 in the aggregate for the first 12 month fiscal period following the Closing Date, (vi) cash fees and expenses paid in connection with the issuance of Equity Interests by the Borrower not to exceed $5,250,000 for the first 12 month fiscal period following May 12, 2019, (vii) noncash expenses and charges incurred in connection with the issuance of Equity Interests by the Borrower not to exceed $10,800,000 for the first 12 month fiscal period following May 12, 2019, (viii) long term incentive program expenses paid in cash incurred in connection with the issuance of Equity Interests by the Borrower not to exceed $10,700,000 for the first 12 month fiscal period following May 12, 2019, and (ix) expenses incurred in connection with closing the facility located in Greenwood, South Carolina not to exceed $2,500,000 in the aggregate and related to severance costs, inventory cleanup, asset dispositions, relocating equipment and other wrap-up costs, plus/minus (c) non-cash expenses/income incurred on fair value step-ups relating to Acquisitions, plus/minus (d) non-cash expenses/income from contingent consideration fair value adjustments related to the earn-outs paid in connection with Acquisitions (including without limitation the Defiance Acquisition).

“Covenant Relief Period” means the period commencing on the Second Amendment Effective Date and ending on the earlier of (a) December 31, 2021 and (b) the date elected by the Borrower in written notice to the Administrative Agent.

“Second Amendment Effective Date” means June 30, 2020.

2.4    Section 5.3(a)—Commitment Fees. Paragraph (a) of Section 5.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)    Commitment Fees. Commencing on July 1, 2020, subject to Section 5.15(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin for the Commitment Fee times the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fees shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 2019 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fees shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

2.5    Section 8.20—Post-Closing Matters. Section 8.20 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 8.20    Post-Closing Matters. In the event the Borrower’s Consolidated Total Leverage Ratio is greater than 3.75:1.00 as of the end of any fiscal quarter end, upon the request of Administrative Agent, Borrower shall, and shall cause the other Credit Parties, to execute and deliver mortgages or deeds of trust acceptable in form and substance to Administrative Agent for the purpose of granting to Administrative Agent (or a security trustee therefor) a Lien on the real property owned by the Borrower and such Credit Parties, to secure the Secured Obligations, shall pay all taxes, costs, and expenses incurred by Administrative Agent in recording such mortgages or deeds of trust, and shall, at the Administrative Agent’s request, supply to Administrative Agent at Borrower’s cost and expense a survey, environmental report, hazard insurance policy, appraisal report, and a mortgagee’s policy of title insurance from a title insurer acceptable to Administrative Agent insuring the validity of such mortgages or deeds of trust and its status as a first Lien (subject to Permitted Liens) on the real property encumbered thereby and such other instruments, documents, certificates, and opinions reasonably required by Administrative Agent in connection therewith.

2.6    Section 9.3(i)—Investments. Paragraph (i) of Section 9.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

(i)    acquisitions of all or substantially all of the Equity Interests or all or substantially all of the assets of another Person; provided that (i) both before and after giving effect to any such acquisition no Default or Event of Default exists or results therefrom; (ii) the board of directors or other similar governing body of the Person to be acquired shall have approved such Acquisition; (iii) if such Acquisition is a merger or consolidation, the Borrower or a Subsidiary of the Borrower shall be the surviving Person, and such surviving Person shall become, if required, a Subsidiary Guarantor in accordance with Section 8.14; and no Change in Control shall have been effected thereby; (iv) the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such Acquisition if the Permitted Acquisition Consideration for all Acquisitions (or series of related Acquisitions), together with all other Acquisitions consummated during the term of this Agreement exceeds $75,000,000 in the aggregate; (v) the Borrower has furnished to the Administrative Agent an Officer’s Compliance Certificate dated as of the effective date of such acquisition showing that both immediately before and after giving effect to such acquisition the Consolidated Total Leverage Ratio on a consolidated basis does not exceed the level set forth in Section 9.15(a); and (vi) the Covenant Relief Period has ended.

2.7    Section 9.6(e)—Restricted Payments. Paragraph (e) of Section 9.6 of the Credit Agreement is amended and restated in its entirety to read as follows:

(e)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (including not causing a breach of any of the covenants set forth in Section 9.15 by virtue of such payment), (i) Mayville, in addition to Mandatory Repurchase Obligation Payments, may make Discretionary Repurchase Obligation Payments, (ii) during the Covenant Relief Period, Mayville may make Restricted Payments to its shareholders in the aggregate amount of up to $10,000,000 during the Covenant Relief Period, and (iii) so long as the Covenant Relief Period has ended and the Consolidated Total Leverage Ratio does not exceed 2.75:1.00 both before and after giving effect to such Restricted Payment (and Mayville has furnished to the Administrative Agent an Officer’s Compliance Certificate evidencing the same), Mayville may make Restricted Payments to its shareholders.

2.8    Section 9.14—Capital Expenditures. Section 9.14 of the Credit Agreement is amended and restated in its entirety to read as follows

SECTION 9.14    Capital Expenditures. Permit the aggregate amount of all Capital Expenditures to exceed (a) $20,000,000 in any Fiscal Year during the Covenant Relief Period or (b) $35,000,000 in any other Fiscal Year; provided, however, if the Covenant Relief Period ends during a Fiscal Year, such limit shall equal the weighted average of such limits for the respective periods in such Fiscal Year in which a Covenant Relief Period existed and did not exist.

2.9    Section 9.15(a)—Financial Covenants—Consolidated Total Leverage. Paragraph (a) of Section 9.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)    Consolidated Total Leverage Ratio. (i) as of the last day of any fiscal quarter during the Covenant Relief Period, permit the Consolidated Total Leverage Ratio to be greater than the following ratio for such fiscal quarter end:

Quarter Ending	Ratio
June 30, 2020 through and including December 31, 2020	4.25:1.0
March 31, 2021	4.00:1.0
June 30, 2021	3.75:1.0
September 30, 2021	3.50:1.0
December 31, 2021	3.25:1.0

(ii) as of the last day of any other fiscal quarter, permit the Consolidated Total Leverage Ratio to be greater than 3.25 to 1.00; provided, that, at the election of the Borrower, the otherwise applicable test level set forth in this clause (ii) shall be increased by 0.50 to 1.00 for each of the four (4) consecutive fiscal quarters (such period of increase, the “Leverage Increase Period”) ending immediately after consummation of an Acquisition having Permitted Acquisition Consideration over $25,000,000 and otherwise complying with the requirements set forth in Section 9.3(i) (it being understood and agreed that notwithstanding the preceding text in this proviso, the maximum Consolidated Total Leverage Ratio shall not exceed 3.75 to 1.00 at any time); provided, further, that, (x) for at least two (2) fiscal quarters ending immediately following each Leverage Increase Period, the Consolidated Total Leverage Ratio as of the end of such fiscal quarter shall not be greater than the applicable test level set forth above prior to giving effect to another Leverage Increase Period and (y) there shall be no more than two (2) Leverage Increase Periods during the term of this Agreement.

2.10    Exhibit F – Form of Officer’s Compliance Certificate. Exhibit F to the Credit Agreement is replaced with Exhibit F hereto.

ARTICLE III

MISCELLANEOUS

3.1    Effectiveness. This Amendment shall be effective as of the Second Amendment Effective Date upon receipt by the Administrative Agent of each of the following items:

(a)    a copy of this Amendment, executed by Borrower, each Lender and the Administrative Agent;

(b)    a Guarantor reaffirmation in the form attached hereto executed by each Subsidiary Guarantor;

(c)    payment of a $200,000 amendment fee to the Administrative Agent for the pro rata account of the Lenders that deliver an executed counterpart of this Amendment at or prior to 5:00 p.m., Chicago time, on June 30 2020; and

(d)    such other items as may be required by the Administrative Agent.

3.2    Continuance of Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and all other documents, instruments and materials executed and delivered pursuant to the Credit Agreement shall remain in full force and effect.

3.3    Security Documents. All of the Secured Obligations, as amended by this Amendment, are secured by all of the Security Documents.

3.4    Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

3.5    Loan Document; Governing Law; Jurisdiction, Etc. This Amendment is a “Loan Document” as defined in the Credit Agreement and is subject to all terms and provisions of the Credit Agreement, including, without limitation, Sections 12.5 and 12.6 of the Credit Agreement.

3.6    Fees and Expenses. The Borrower shall pay all fees and expenses of the Administrative Agent in connection with this Amendment, including reasonable legal fees and expenses.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Credit Agreement as of the date first written above.

MAYVILLE ENGINEERING COMPANY, INC., as Borrower

By:	/s/ Todd M. Butz
Name: Todd M. Butz
Title: Chief Financial Officer, Secretary and Treasurer

Signature Page to Second Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION. as Lender

By:	/s/ Sam LeMense

Name:	Sam LeMense

Title:	Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

CITIBANK, N.A., as Lender

By:	/s/ Stephanie Pass

Name:	Stephanie Pass
Title:	Senior Vice President Citi Commercial Bank

Signature Page to Second Amendment to Amended and Restated Credit Agreement

BMO HARRIS BANK N.A. , as Lender

By:	/s/ Anthony W. Bartell

Name:	Anthony W. Bartell
Title:	Senior Vice President & Director

Signature Page to Second Amendment to Amended and Restated Credit Agreement

REAFFIRMATION OF GUARANTORS

Each of the undersigned (each, a “Guarantor”) has previously executed that certain Subsidiary Guaranty Agreement dated as of December 14, 2018 (the “Guaranty”) in favor of the Administrative Agent for the benefit of itself and the Secured Parties in connection with the Credit Agreement. Each Guarantor understands that the Borrower, the Administrative Agent and the Lenders have entered into the foregoing Second Amendment to Amended and Restated Credit Agreement of even date herewith (the “Amendment”). Each Guarantor: (a) acknowledges it has read the Amendment, (b) consents to the execution of the Amendment by the Borrower and consents to the matters set forth in the Amendment, (c) reaffirms its obligations under the Guaranty and acknowledges that such document covers all Obligations as the same may be amended and/or increased in the Amendment, (d) agrees that its Guaranty remains in full force and effect in accordance with its terms, (e) agrees that any reference in its Guaranty or any other Loan Documents to the Credit Agreement means the Credit Agreement as amended by the Amendment and (f) agrees that all of the Secured Obligations, as amended by the Amendment, are secured by all of the Security Documents.

Dated: June 30, 2020.

CENTER MANUFACTURING HOLDINGS, INC., as a Guarantor

By:	/s/ Todd M. Butz
Name: Todd M. Butz
Title: Chief Financial Officer, Secretary and Treasurer

CENTER MANUFACTURING, INC., as a Guarantor

By:	/s/ Todd M. Butz
Name: Todd M. Butz
Title: Chief Financial Officer, Secretary and Treasurer

Signature Page to Guarantor Reaffirmation

CENTER—MOELLER PRODUCTS LLC, as a Guarantor

By:	/s/ Todd M. Butz

Name: Todd M. Butz
Title: Chief Financial Officer, Secretary and Treasurer

DEFIANCE METAL PRODUCTS CO., as a Guarantor

By:	/s/ Todd M. Butz

Name: Todd M. Butz
Title: Vice President, Secretary and Treasurer

DEFIANCE METAL PRODUCTS OF ARKANSAS, INC., as a Guarantor

By:	/s/ Todd M. Butz

Name: Todd M. Butz
Title: Vice President, Secretary and Treasurer

DEFIANCE METAL PRODUCTS OF PA., INC., as a Guarantor

By:	/s/ Todd M. Butz

Name: Todd M. Butz
Title: Secretary and Treasurer

DEFIANCE METAL PRODUCTS OF WI, INC., as a Guarantor

By:	/s/ Todd M. Butz

Name: Todd M. Butz
Title: Secretary

Signature Page to Guarantor Reaffirmation

EXHIBIT F

to

Amended and Restated Credit Agreement

dated as of September 26, 2019,

by and among

Mayville Engineering Company, Inc.,

as the Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

Dated as of:

The undersigned, on behalf of MAYVILLE ENGINEERING COMPANY, INC., a Wisconsin corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.    This certificate is delivered to you pursuant to Section 8.2 of the Amended and Restated Credit Agreement dated as of September 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.    I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of                  and for the                  period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.    I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower and its Subsidiaries have taken, is taking and proposes to take with respect thereto].

4.    As of the date of this certificate, the Applicable Margin and calculations determining such figures are set forth on the attached Schedule 1, the Credit Parties and their Subsidiaries are in compliance with the financial covenants contained in Sections 9.14 and 9.15 of the Credit Agreement as shown on such Schedule 1 and the Credit Parties and their Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

MAYVILLE ENGINEERING COMPANY, INC., as the Borrower

By:

Name:	Todd M. Butz
Title:	Chief Financial Officer, Secretary and Treasurer

Schedule 1

to

Officer’s Compliance Certificate

For the Quarter/Year ended                      (the “Statement Date”)

A.	Section 9.14 Maximum Capital Expenditures

(I)	Aggregate amount of all Capital Expenditures[1] actually made in the [portion of the][2] Fiscal Year ending on the Statement Date (such Fiscal Year, the “Current Fiscal Year”)	$

(II)	The stated maximum permitted amount of Capital Expenditures applicable to the Current Fiscal Year as set forth in Section 9.14 of the Credit Agreement	$

(III)	Excess (deficiency) for covenant compliance (Line A.(II) less Line A.(I))	$

(IV)	In Compliance?	Yes/No

B.	Section 9.15(a) Maximum Consolidated Total Leverage Ratio

(I)	Consolidated Total Indebtedness as of the Statement Date	$

(II)	Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to the Statement Date (See Schedule 2)	$

(III)	Line B.(I) divided by Line B.(II)	to 1.00

(IV)	Maximum permitted Consolidated Total Leverage Ratio as set forth in Section 9.15(a) of the Credit Agreement	to 1.00

(V)	In Compliance?	Yes/No

C.	Section 9.15(b) Minimum Consolidated Interest Coverage Ratio

(I)	Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to the Statement Date (See Schedule 2)	$

[1]

Exclude excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Credit Party.

[2]	Use for the first three (3) quarterly reportings in any Fiscal Year.

(II)	50% of depreciation expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to the Statement Date	$

(III)	Discretionary Repurchase Obligation Payments paid in cash, to the extent not already deducted in calculating Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to the Statement Date	$

(IV)	Income tax expense for such period, net of tax refunds	$

(V)	Mandatory Repurchase Obligation Payments paid in cash, to the extent deducted in calculating Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to the Statement Date	$

(VI)	Line C.(I) minus Line C.(II) minus Line C.(III) minus Line C.(IV) plus Line C.(V)	$

(VII)	Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to the Statement Date	$

(VIII)	Line C.(VI) divided by Line C.(VII)	to 1.00

(IX)	Minimum permitted Consolidated Interest Coverage Ratio as set forth in Section 9.15(b) of the Credit Agreement	3.00 to 1.00

(X)	In Compliance?	Yes/No

D.	Applicable Margin

(I)	Consolidated Total Indebtedness as of the Statement Date	$

(II)	Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to the Statement Date (See Schedule 2)	$

(III)	Line D.(I) divided by Line D.(II)	to 1.00

(IV)	Applicable Margin	Pricing Level

Schedule 2

to

Officer’s Compliance Certificate

	Consolidated EBITDA	Quarter 1 ended / /	Quarter 2 ended / /	Quarter 3 ended / /	Quarter 4 ended / /	Total (Quarters 1-4)
(1)	Consolidated Net Income for such period

(2)	The following amounts, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(a) income taxes payable during such period, net of tax refunds

(b) Consolidated Interest Expense for such period

(c) amortization expense for such period

(d) depreciation expense for such period

(e) any non-cash expense component incorporated into ESOP compensation expense recognized for such period

(f)   cash fees and expenses paid in connection with the Defiance Acquisition and closing of the Credit Agreement not to exceed $1,750,000 in the aggregate for the first 12 month fiscal period following the Closing Date

(g) cash fees and expenses paid in connection with the issuance of Equity Interests by the Borrower not to exceed $5,250,000 for the first 12 month fiscal period following May 12, 2019

(h) noncash expenses and charges incurred in connection with the issuance of Equity Interests by the Borrower not to exceed $10,800,000 for the first 12 month fiscal period following May 12, 2019

	Consolidated EBITDA	Quarter 1 ended / /	Quarter 2 ended / /	Quarter 3 ended / /	Quarter 4 ended / /	Total (Quarters 1-4)

(i) long term incentive program expenses paid in cash incurred in connection with the issuance of Equity Interests by the Borrower not to exceed $10,700,000 for the first 12 month fiscal period following May 12, 2019

(j) expenses incurred in connection with closing the facility located in Greenwood, South Carolina not to exceed $2,500,000

(k) noncash expenses/income incurred on fair value step-ups relating to Acquisitions

(l) non-cash expenses/income from contingent consideration fair value adjustments related to the earn-outs paid in connection with Acquisitions (including without limitation the Defiance Acquisition)

(3)	Line (2)(a) plus Line (2)(b) plus Line (2)(c) plus Line (2)(d) plus Line (2)(e) plus Line (2)(f) plus Line (2)(g) plus Line (2)(h) plus Line (2)(i) plus Line (2)(j) plus/minus Line (2)(k) plus/minus Line 2(l)

(4)	Totals (Line (1) plus Line (3))